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                                                                  EXHIBIT 10.29




                               OPTION AGREEMENT


         THIS OPTION AGREEMENT (this "Agreement") is entered into effective as of the ______ day of ____________, 1997, by and between CAPITAL REALTY GROUP CORPORATION, a Texas corporation ("Optionor") and CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation or its assigns ("Optionee").

                                   RECITALS

         WHEREAS, Optionor owns all of the issued and outstanding stock (the "Stock") of Capital Realty Group Senior Housing, Inc., a Texas corporation ("Senior Housing");

         WHEREAS, Senior Housing is the sole general partner of Healthcare Properties, L.P., a Delaware limited partnership ("HCP") and of NHP Retirement Housing Partners I Limited Partnership, a Delaware limited partnership ("NHP");

         WHEREAS, Optionee desires to secure an option to purchase the stock from Optionor on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the Option Payment (hereinafter defined) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Optionor and Optionee hereby agree as follows:

                                   ARTICLE I

                                GRANT OF OPTION

         Upon the terms and conditions hereinafter set forth, Optionor agrees to grant to Optionee an option to purchase the Stock (the "Option") on the Closing Date (hereinafter defined). The Option herein granted is irrevocable for the Option Period (hereinafter defined), but shall expire at 5:00 o'clock p.m. on the last day of the Option Period without notice to Optionee unless extended or exercised as provided in this Agreement.

                                   ARTICLE II

                                TERMS OF OPTION

         2.1 Purchase Price. In the event Optionee exercises the Option granted herein, the "Purchase Price" (herein so called) for the Stock shall be the Fair Market Value of the Stock (as hereinafter defined), payable in cash at the closing of the transaction as provided herein. The "Fair Market Value of the Stock" shall be the fair market value of the general partner interest in HCP and NHP as agreed to by the parties hereto, or as appraised by Senior Living Valuation Services, Inc. in the event the parties cannot so agree.

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         2.2     Option Payment.  As consideration for this Option, Optionee shall pay to Optionor on the date hereof the non-refundable sum of One Hundred and No/100 Dollars ($100.00) (the "Option Payment").

         2.3 Duration of Option. The Option granted hereby shall be exercisable by Optionee at any time from and after the date hereof through the date which is the tenth anniversary of the date hereof (the "Option Period").

         2.4 Inspection of Records and Access. During the Option Period, Optionee and Optionee's agents, contractors, servants, consultants and employees shall have the right to inspect the books and records of Optionor relating to Senior Housing after reasonable notice to Optionor at Optionee's sole cost and expense. Optionor agrees to give reasonable access to Optionee for the purposes of inspecting such books and records.

                                 ARTICLE III

                              EXERCISE OF OPTION

         3.1 Exercise of Option. Optionee may exercise the Option by delivering written notice thereof to Optionor during the Option Period and the deposit with Optionor of the sum of Five Thousand Dollars ($5,000.00) as "Earnest Money" (herein so called). The Earnest Money will be held by Optionor and disbursed in accordance with the terms of the Agreement. Any such notice, if sent by registered or certified mail, shall be considered delivered on the date when such notice is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to Optionor at the address set forth in Section 4.4 of this Agreement. In addition, any such notice, if delivered personally, shall be deemed delivered on the date of such personal delivery. Upon Optionee's exercise of the Option and deposit of the Earnest Money, this Agreement shall constitute a contract for sale of the Stock between Optionor and Optionee, and the date of closing (the "Closing Date") of the transaction contemplated herein shall be thirty days after the date Optionor receives Optionee's notice that Optionee has exercised the Option.

         3.2 Optionor's Obligations at Closing. At closing, Optionor shall deliver or cause to be delivered to Optionee the following:

                 (a) The original stock certificate(s) evidencing the Stock, with stock power(s) endorsed in blank.

                 (b) Evidence of Optionor's authority to consummate the transactions contemplated by this Agreement.

                 (c) Such other documents as reasonably required by Optionee to effectuate the closing.

         3.3 Optionee's Obligations at Closing. At closing, Optionee shall deliver or cause to be delivered to Optionor the following:




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                 (a)      The Purchase Price in good federal funds less
         appropriate credit for the Earnest Money.

                 (b) Such other documents as reasonably required by Optionor to effectuate the closing.

         3.4 Closing Date Balance Sheet of Senior Housing. It is the intention of the parties hereto that on the Closing Date, the balance sheet of Senior Housing will show no assets or liabilities other than the general partner interests in HCP and NHP. Optionor shall take all action necessary so that all assets and liabilities of Senior Housing other than such general partner interests are removed from the balance sheet of Senior Housing on or prior to the Closing Date. Such action may include the distribution by Senior Housing of cash, cash equivalents, notes receivable and accounts receivable to Optionor or other appropriate parties.

         3.5 Closing Costs. All costs in connection with the closing of the sale and purchase of the Stock shall be paid by Optionee. Attorneys' fees of each party shall be borne and paid exclusively by the party incurring same, without reimbursement.

         3.6     Default and Remedies.

                 (a) In the event that the Option is exercised, and in the event Optionor should fail to consummate the sale of the Stock for any reason, except Optionee's default or failure of title, Optionee may, as its sole and exclusive remedy either (i) enforce specific performance of this Agreement or (ii) be entitled to payment from Optionor of a liquidated amount equal to the Earnest Money paid by Optionee to Optionor pursuant to this Agreement.

                 (b) In the event the Option is exercised and in the event Optionee should fail to consummate the purchase of the Stock for any reason except Optionor's default, Optionor, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement and receive the Earnest Money as liquidated damages, and thereafter, Optionee shall have no further right with respect to the Stock, or (ii) enforce specific performance of the Agreement.

                                  ARTICLE IV

                                MISCELLANEOUS

         4.1 Further Assurances. Optionor and Optionee agree that at any time, or from time to time, after the execution of this Agreement and whether before or after the exercise of the Option, Optionor or Optionee will, upon request of the other, execute and deliver such further documents and do such further acts and things as such other party may reasonably in order to effect fully the purposes of this Agreement.

         4.2 Survival of Terms. All covenants and agreements contained in this Agreement shall survive the exercise of the Option and shall continue in full force and effect until the transfer of the Stock to Optionee and the payment of the Purchase Price.



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         4.3     Binding Effect.  This Agreement and each of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

         4.4 Notices. Any notice or other written instrument required to be delivered pursuant to this Agreement shall be deemed to be delivered when personally delivered or three days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Optionor or Optionee, as the case may be, at the following addresses, as such address may be changed from time to time by written notice to the other party:

         IF TO OPTIONOR:                           IF TO OPTIONEE:
         ---------------                           --------------

         CAPITAL REALTY GROUP                      CAPITAL SENIOR LIVING
         CORPORATION                               CORPORATION
         14160 Dallas Parkway                      14160 Dallas Parkway
         Suite 300                                 Suite 300
         Dallas, Texas  75240                      Dallas, Texas  75240

         4.5 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Stock, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         4.6 Governing Law. This Agreement shall be performed in the State of Texas, and all of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of Texas.

         4.7 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of the counterparts is an original for all purposes, and all the counterparts shall, collectively, constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

         4.8 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         4.9 Time of the Essence. Time is of the essence with respect to this Agreement. References to "days" shall mean calendar days; provided, however, in the event the last date for performance of an obligation or delivery of any notice hereunder falls on a Saturday, Sunday, or a federal holiday, the date for such performance or delivery of such notice shall be postponed until the next ensuing business day. Performance of an obligation or delivery of a notice must be accomplished by 5:00 p.m. on a given date to be considered completed on such date.

         4.10 Assignment. Optionee shall not have the right to assign its interest in this Agreement without the prior written consent of Optionor, which consent may be withheld in Optionor's discretion.




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         4.11    Date of Agreement.  The "date of this Agreement" or "the date hereof" shall for all purposes be the date first written above.

                                   ARTICLE V

                      ASSIGNMENT OF FEES AND DISTRIBUTIONS

         5.1 Assignment of Fees and Distribution. In consideration of the Option Payment and the agreements set forth herein, Senior Housing hereby assigns to Optionee the right of Senior Housing to receive any distributions or fees accruing to the general partner from HCP and NHP during the Option Period. Any such distributions or fees received by Senior Housing from HCP or NHP shall be paid over by Senior Housing to Optionee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                             OPTIONOR:

                                             CAPITAL REALTY GROUP CORPORATION,
                                             a Texas corporation



                                             By:
                                                --------------------------------
                                             Name:  Jeffery L. Beck
                                             Title:  Chief Executive Officer



                                             By:
                                                --------------------------------
                                             Name:  James A. Stroud
                                             Title:  Chief Operating Officer



                                             OPTIONEE:

                                             CAPITAL SENIOR LIVING CORPORATION,
                                             a Delaware corporation


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



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                                             SENIOR HOUSING:

                                             For purposes of Article V Only
                                             CAPITAL REALTY GROUP SENIOR
                                             HOUSING, INC.
                                             a Texas Corporation



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



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